AMENDMENT TO SEVERANCE AND CONSULTING AGREEMENT

         AMENDMENT dated as of June 28, 1999 to AGREEMENT dated as of May 21, 1999 between BIG CITY BAGELS, INC., a New York corporation with offices at 99 Woodbury Road, Hicksville, New York 11801 ("Company"), and MARK WEINREB, ("Weinreb").

         WHEREAS, Company has entered into an Agreement and Plan of Reorganization and Merger, dated as of May 21, 1999, among the Company, Big City Acquisition Corp. I, and Big City Acquisition Corp. II, and Intelligent Computer Solutions, Inc. ("ICS"), VillageNet, Inc. ("VillageNet") and the shareholders set forth in Schedule 2.1 thereto, as amended to date ("Merger Agreement");

         WHEREAS, Company and Weinreb have entered into an Amended and Restated Employment Agreement, dated August 21, 1998, which provided for Weinreb's employment with Company through December 31, 1999 (the "Employment Agreement");

         WHEREAS, Company and Weinreb have entered into an Agreement dated as of May 21, 1999 ("Severance and Consulting Agreement") providing for the termination of the Employment Agreement as provided therein simultaneously with the closing ("Closing") of the transactions contemplated by the Merger Agreement and providing for the provision of consulting services to company by Weinreb after the closing;

         WHEREAS, on June 21, 1999, the Board of Directors of Company awarded to Weinreb, pursuant to Section 10 of Company's 1998 Performance Equity Plan, a grant of 125,000 shares of Common Stock of Company subject to and conditional upon the execution and delivery of this Amendment and the Closing; and

         WHEREAS, Company and Weinreb hereby mutually desire to amend the Severance and Consulting Agreement as provided therein.

         IT IS AGREED:

         1.     Elimination of Cash Severance.

                Clauses (i) and (vi) of Section 1(c) of the Severance and Consulting Agreement, providing for a certain cash payment and for delivery of a Promissory Note at the Closing, are hereby deleted.

         2.     Stock Grant Award.

                On the date of Closing, the Company shall issue and deliver to Weinreb a certificate registered in the name of Perrin Holden & Davenport Capital Corp. ("PHD") (see Section 3 below) representing 125,000 fully paid and non-assessable shares of Common Stock of Company ("Weinreb Shares"), such Common Stock to have no restrictions on transferability other than restrictions under applicable securities laws and the following contractual restrictions:

               Until 11 1/2 months (50 weeks) from the Closing, except for transfers by will or by the laws of descent and distribution in the event of death of Weinreb, without the consent of the Company, the Weinreb Shares may only be transferred in accordance with the following schedule:

                    (i) 40,000 of the Weinreb Shares will be immediately transferable, subject to the further limitations below.

                    (ii) 42,500 of the Weinreb Shares will not be transferable until the earlier of:

                          (a) three months after Weinreb's consultancy under the Severance and Consulting Agreement with the Company has been terminated; or

                          (b) six months from the date of Closing, in either case, subject to the further limitations below.

                    (iii) 42,500 of the Weinreb Shares will not be transferable until three months after the shares set forth in clause (ii) above have become transferable, but in any event not earlier than eight months after the date of Closing and subject to the further limitations below.

                    (iv) The transfers permitted by clauses (i), (ii) and (iii) above will be subject to the following additional limitations:

                           (a) no more than 1,000 of the Weinreb Shares per day can be transferred unless trading volume for Company's Common Stock for the day (exclusive of the Weinreb Shares) is at least 25,000 shares - - if volume (exclusive of the Weinreb Shares) is greater than 25,000, but less than 300,000, Weinreb can sell a maximum of 2,500 of the Weinreb Shares that day;


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


                           (b) no more than 5,000 of the Weinreb Shares can be sold in any one calendar week (with no carryover from prior periods), however:

                                 (A) if trading volume on any given
                                 day (exclusive of the Weinreb
                                 Shares) equals 300,000 shares or
                                 more, Weinreb may transfer up to
                                 3,000 shares on that day which will
                                 not be counted against the 5,000
                                 share per week limitation;

                                 (B) if trading volume on any given
                                 day (exclusive of the Weinreb
                                 Shares) equals 500,000 shares or
                                 more, Weinreb may transfer up to
                                 5,000 of the Weinreb Shares on that
                                 day which will not be counted
                                 against the 5,000 per week limitation;

                                 (C) if trading volume on any given
                                 day (exclusive of the Weinreb
                                 Shares) equals 1,000,000 shares or
                                 more, Weinreb may transfer up to
                                 10,000 of the Weinreb Shares on that
                                 day which will not be counted
                                 against the 5,000 share per week
                                 limit; and

                                 (D) any "block sales" (at least
                                 20,000 shares) negotiated with and
                                 sold through Perrin, Holden &
                                 Davenport Capital Corp. will not be
                                 counted against the 5,000 per week
                                 limitation nor against any daily
                                 limitation.

                    (v) Since the Weinreb Shares have been registered on Form S-8, the certificates will not be legended. However, in order to monitor compliance with the transfer restrictions set forth herein, Weinreb agrees to deposit the Weinreb Shares in a brokerage account established by him at Perrin, Holden & Davenport Capital Corp. ("PHD") and agrees that the Weinreb Shares cannot be withdrawn from such account or sold away from PHD until 11 1/2 months (50 weeks) after the Closing, at which point all restrictions will lapse.

          3.   Agreement to Monitor Transfers.

               By its execution hereof, PHD agrees to accept deposit of the Weinreb Shares into a brokerage account established by Weinreb at PHD and PHD shall not permit transfer of the Weinreb Shares except as provided in this Agreement.



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

          4.  Full Force and Effect

              Except as expressly amended hereby, the Severance and Consulting Agreement shall continue in full force and effect.


          5. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, and all of which, taken together, shall constitute one instrument.

              IN WITNESS WHEREOF, this Amendment has been signed as of the day and year first above written.


                                  _____________________________________
                                  MARK WEINREB


                                  BIG CITY BAGELS, INC.


                                  By: ____________________________________
                                      Howard Fein, Chief Financial Officer


                                  AS TO SECTION 3 ONLY:

                                  PERRIN, HOLDEN & DAVENPORT CAPITAL CORP.


                                  By: ____________________________________
                                      Nelson Braff, Vice President